UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2008

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 12, 2008, the Board of Directors approved a form of indemnification agreement and authorized the Company to enter indemnification agreements with each of its directors and executive officers.  The Company intends to enter into indemnification agreements with its current directors and executive officers, Ralph M. Richart, Christopher Grosso, Steve T. Laflin and Laurie A. McKenzie-Carter, as soon as practicable.  Under the indemnification agreements, the Company agrees to indemnify each director and executive officer for any liability he or she may incur by reason of the fact that he or she serves as the Company's director or executive officer, as applicable.  A copy of the form of indemnification agreement is filed as an Exhibit 99.1 to this report and is incorporated herein by reference.  The description of the indemnification agreement is qualified in its entirety by reference to such document.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes, Inc.

Date: September 17, 2008	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Form of Indemnification Agreement